Exhibit 16.1 -- Letter Regarding Change in Certifying Accountant

Child,
Van Wagoner &
Bradshaw, PLLC
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Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes

April 26, 2007


Securities and Exchange Commission
450 5th Street, Northwest
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC was previously principal accountant for Skynet Telematics, Inc., but had not reported on the financial statements of the Company for any time period. We have read the Company's statements included under Item 4.01 of its Form 8-K dated April 19, 2007, and agree with such statements as they pertain to our firm.


Very truly yours,

/s/ Child, Van Wagoner & Bradshaw, PLLC
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    Child, Van Wagoner & Bradshaw, PLLC


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1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B. 4F
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388 King's Road
North Point, Hong Kong

www.cpaone.net

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